Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

ARS Pharmaceuticals, Inc.

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the ARS Pharmaceuticals, Inc. 2018 Equity Incentive Plan	457(h)(1)	5,634,900 shares (2)	$1.20 (5)	$6,761,880.00	$0.0001102	$745.16

Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the ARS Pharmaceuticals, Inc. 2020 Equity Incentive Plan	457(h)(1)	4,697,165 shares (3)	$6.96 (6)	$32,692,268.40	$0.0001102	$3,602.69

Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the ARS Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan	457(h)(1)	700,000 shares (4)	$6.96 (6)	$4,872,000.00	$0.0001102	$536.89

Total Offering Amounts			11,032,065 shares		$44,326,148.40		$4,884.74

Total Fee Offsets							$0.00

Net Fee Due							$4,884.74

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of ARS Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the Registrant’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), 2020 Equity Incentive Plan (the “2020 Plan”) and 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2018 Plan.
(3)

Represents additional shares of Common Stock reserved for future grant under the 2020 Plan as a result of the automatic increase in shares reserved thereunder on January 1, 2023 pursuant to the terms of the 2020 Plan. The 2020 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2020 Plan on January 1 of each calendar year through (and including) January 1, 2030, in an amount equal to the lesser of (a) 5% of the total number of shares of capital stock of the Registrant outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate no later than December 31st of the immediately preceding year.

(4)

Represents additional shares of Common Stock reserved for issuance under the 2020 ESPP as a result of the automatic increase in shares reserved thereunder on January 1, 2023 pursuant to the terms of the 2020 ESPP. The 2020 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2020 ESPP on January 1 of each calendar year through (and including) January 1, 2030. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; (b) 700,000 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.

(5)

This estimate is made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for the 5,634,900 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2018 Plan are calculated using the weighted-average exercise price of such stock options of $1.20 per share.

(6)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on January 10, 2023, as reported on the Nasdaq Global Market.